Exhibit 10.1

KeyBank National Association, as Agent

225 Franklin Street, 18th Floor

Boston, Massachusetts 02110

As of June 30, 2011

TNP SRT Secured Holdings, LLC

1900 Main Street, Suite 700

Irvine, California 92614

Attn: James Wolford

Dear Mr. Wolford:

Reference is made to that certain Revolving Credit Agreement dated as of December 17, 2010, as amended, (“Credit Agreement”) by and among KeyBank National Association, as agent for the Lenders named (and as defined) therein (the “Agent”) and TNP SRT Secured Holdings, LLC, a Delaware limited liability company and certain affiliated entities as set forth in the Credit Agreement (collectively, the “Borrower”). The Credit Agreement is hereby amended as set forth below. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement.

The Borrower has requested certain amendments to the Credit Agreement as set forth below, Agent has agreed to make such modifications. Accordingly the parties hereto hereby agree as follows:

1. Incorporation by Reference. The foregoing recitals are hereby incorporated by reference as if set forth at length herein.

2. Definition Amendment. The definition of the “Tranche A Available Amount” in Section 1.01 is hereby amended, effective as of June 17, 2011, to read as follows:

“Tranche A Available Amount” means the lesser of (a) the Tranche A Commitment and (b) as adjusted from time to time pursuant to the terms hereof, the lesser of (i) sixty-five percent (65%) of the Pool Value; or (ii) the Tranche A loan amount which would produce a Debt Yield of no less than twelve percent (12%).”

3. Borrowing Base Certificate. Effective as of June 17, 2011, the Borrowing Base Certificate attached as Exhibit G to the Credit Agreement is replaced in its entirety by the Borrowing Base Certificate attached hereto as Attachment I.

4. Expiration of Temporary Increase. Sections 2.06 and 2.07(a)(i) (as amended in the Third Omnibus Amendment And Reaffirmation Of Loan Documents dated as of May 26, 2011 (the “Third Omnibus Amendment”)) are hereby amended to change the maturity date of the Temporary Increase from July 26, 2011 to August 26, 2011.

5. Application of Net Proceeds. Agent acknowledges receipt of One Million and no/100 Dollars ($1,000,000) during the period from the Effective Date of the Third Omnibus Amendment until June 26, 2011. Effective as of June 26, 2011, Section 2.08(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Until such time as the outstanding principal balance of the Tranche A Loans has been reduced to an amount equal to $35,000,000, Borrower shall apply one hundred percent (100%) of the Net Proceeds of the Equity Issuances by TNP REIT to repay the Tranche A Loans, subject to the exceptions set forth in Section 5.18. In addition, except for (a) the Net Proceeds from the sale of the Popeyes pad site (605 West Craig Road, Pad D, North Las Vegas, Nevada) which is occurring on or about July 29, 2011 or (b) unless otherwise approved in writing by Agent, Borrower and TNP REIT shall apply 100% of the Net Proceeds of the sale or refinancing of a Real Property to repay the amounts outstanding under the Temporary Increase. Any amounts repaid pursuant to this clause (d) may not be reborrowed.”

6. New Commitments. Section 2.08(g) is hereby deleted in its entirety and replaced with the following:

“(g) If any new Commitments are received from any Lender other than KeyBank at a time when there is any amount of the Temporary Increase outstanding, then the proceeds of any Loans made from such Commitment shall be used first to reduce the amount of the KeyBank Commitment until the amounts outstanding under the Temporary Increase have been repaid in full, such that the amount of the Temporary Increase required to be repaid by Borrower on August 26, 2011 is reduced by the amount of such Commitment; and such proceeds, if any are received at the same time as any Net Proceeds are received pursuant to Section 2.08(d), shall be applied before any Net Proceeds are applied prsuant to Section 2.08(d).”

7. Partial Release Price. Section 5.14(h) is hereby amended to read as follows:

“(h) If the Release Tract is a portion of a Mortgaged Property, Agent shall have the right, in its sole discretion and at the Borrower’s expense, to require an updated Appraisal of the Mortgaged Property without the Release Tract, and Agent shall be satisfied, in its reasonable discretion, that the remaining portion of the subject Property will continue to qualify as a Mortgaged Property. Alternatively, Agent shall use the sale price as set forth in a purchase and sale agreement and related closing statement which have been delivered to and approved by Agent.”

8. Tranche B Maturity Date. The parties hereto acknowledge that the Tranche B Maturity Date occurred on June 30, 2011. The sum of $1,967,763.00, which was the remaining balance of outstanding Tranche B Loans as of the Tranche B Maturity Date are hereby deemed to be Tranche A Loans.

9. Release of Tranche B Guarantors and Tranche B Collateral. The parties further acknowledge that, pursuant to Section 2.06(a) of the Credit Agreement and Section 1 of the Guaranty: (i) the Tranche B Guarantors are automatically released from the Guaranty effective as of June 30, 2011; and (ii) the Liens and security interests of the Agent and Lenders in the Tranche B Collateral are automatically terminated effective as of June 30, 2011.

10. Deletion of Tranche B References. All references in the Credit Agreement and other Loan Documents (including, without limitation, Exhibit B to the Credit Agreement) to Tranche B are hereby deleted. Only the Tranche A Commitment remains in effect.

11. Ratification. Each Credit Party hereby ratifies, affirms and confirms the Loan Documents (as modified by this letter agreement), and acknowledges and agrees that the Loan Documents (as modified by this letter agreement) remain in full force and effect and are enforceable against such Credit Party and against the Collateral described therein in accordance with their respective terms. Each Credit Party hereby further acknowledges and agrees that the Loan Documents, as amended by this letter agreement, are not subject to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof, the obligations created and evidenced thereby or the terms and provisions thereof.

12. Miscellaneous. This letter agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Delivery of an executed signature page of this letter agreement by facsimile transmission or by means of electronic mail (in so-called “pdf”, “TIF” or any similar format) shall be effective as an in-hand delivery of an original executed counterpart hereof. Please acknowledge your agreement with the foregoing by executing a copy of this letter agreement and returning the same to my attention at the above listed address.

[Signatures on next page.]

Very truly yours,

BORROWER:

TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., its sole member

	By:	TNP Strategic Retail Trust, Inc., its general partner

		By:	/s/ Jack Maurer
Print Name: Jack Maurer
Title: Vice Chairman, President

TNP SRT SAN JACINTO, LLC, a Delaware limited liability company

By:	TNP SRT Secured Holdings, LLC, its sole member

By:	TNP Strategic Retail Operating Partnership, L.P., its sole member

	By:	TNP Strategic Retail Trust, Inc., its general partner

		By:	/s/ Jack Maurer
Print Name: Jack Maurer
Title: Vice Chairman, President

(Signatures continue on the next page)

TNP SRT MORENO MARKETPLACE, LLC, a Delaware limited liability company

By:	TNP SRT Secured Holdings, LLC, its sole member

By:	TNP Strategic Retail Operating Partnership, L.P., its sole member

	By:	TNP Strategic Retail Trust, Inc., its general partner

		By:	/s/ Jack Maurer
Print Name: Jack Maurer
Title: Vice Chairman, President

TNP SRT CRAIG PROMENADE, LLC, a Delaware limited liability company

By:	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

		By:	/s/ Jack Maurer
Print Name: Jack Maurer
Title: Vice Chairman, President

(Signatures continue on the next page)

TNP SRT NORTHGATE PLAZA TUCSON, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ Jack Maurer
Print Name: Jack Maurer
Title: Vice Chairman, President

TNP SRT PINEHURST EAST, LLC, a Delaware limited liability company

By	TNP SRT Secured Holdings, LLC, a Delaware limited liability company, its Sole Member

	By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

		By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its General Partner

			By:	/s/ Jack Maurer
Print Name: Jack Maurer
Title: Vice Chairman, President

(Signatures continue on the next page)

LENDER AND AGENT:

KEYBANK NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Christopher T. Neil
Christopher T. Neil
Senior Relationship Manager

The Guarantor joins in the execution of this Agreement to evidence its agreement to the provisions contained herein.

TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	TNP Strategic Retail Trust, Inc., its general partner

	By:	/s/ Jack Maurer
Print Name: Jack Maurer
Title: Vice Chairman, President

TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation

	By:	/s/ Jack Maurer
Print Name: Jack Maurer
Title: Vice Chairman, President

THOMPSON NATIONAL PROPERTIES, LLC, a Delaware limited liability company

	By:	/s/ Jack Maurer
Print Name: Jack Maurer
Title: Vice Chairman, President

(Signatures continue on the next page)

AWT FAMILY, LIMITED PARTNERSHIP, a California limited partnership

By:	West Coast Health Insurance Services, Inc., a California corporation, its General Partner

	By:	/s/ Anthony W. Thompson
Print Name: Anthony W. Thompson
Title: President

/s/ Anthony W. Thompson
Anthony W. Thompson

Attachment I

EXHIBIT G

BORROWING BASE CERTIFICATE

To:	KeyBank National Association, as Agent
225 Franklin Street, 18th Floor
Boston, Massachusetts 02110
Attention: Christopher T. Neil

Re: TNP SRT Secured Holdings, LLC – Borrowing Base Certificate

This Borrowing Base Certificate (the “Certificate”) is furnished pursuant to that certain Credit Agreement dated as of December 17, 2010, by and among TNP SRT SECURED HOLDINGS, LLC, a Delaware limited liability company, the other Borrowers thereunder, (the “Borrower”), the Lenders party thereto, KEYBANK NATIONAL ASSOCIATION, a national banking association, as lender and agent (the “Agent”) for the Lenders, and KEYBANC CAPITAL MARKETS, INC., as Sole Lead Arranger (such Credit Agreement as it may be amended, modified, supplemented, extended, renewed, or restated from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Certificate is made by the undersigned in its role as Lead Borrower on behalf of Borrower.

The Borrower hereby CERTIFIES to Agent and the Lenders as follows:

The information set forth in Schedule 1 hereto is in all material respects true, correct and complete, and has been prepared in accordance with the requirements of the Credit Agreement.

The Mortgaged Properties identified on, and the calculation of Borrowing Base Availability shown on, Schedule 1 hereto comply with all applicable conditions, terms, warranties, representations and covenants set forth in the Credit Agreement.

As of the date hereof, the representations and warranties of the Borrowers contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects.

As of the date hereof, no Default or Event of Default exists.

TNP SRT SECURED HOLDINGS, LLC, a
Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., its sole member

	By:	TNP Strategic Retail Trust, Inc., its general partner

By:
Print Name:
Title:

Tranche A Availability equals the lesser of (a) sixty-five percent (65%) of the Pool Value; or (b) the Tranche A loan amount which would produce a Debt Yield of no less than twelve percent (12%).

(a)	Pool Value* $

Name of Borrower	Value	Location of Mortgaged Property

*	from and after the date which is nine (9) months after the Effective Date, there shall be at least four (4) separate Mortgaged Properties in the Pool, and (ii) no single Mortgaged Property in the Pool shall have a Pool Value equal to or greater than 35% of the aggregate Pool Value, unless the outstanding Loans total less than fifty percent of the aggregate Pool Value.

(i)	Pool Value x 65% $

(b)	Debt Yield

(i)	Current Quarter Net Operating Income $

(ii)	Debt Yield Loan Amount ((b)(i) divided by .12) $

(c)	Tranche A Availability (lesser of (a)(i) and (b)(ii) above) $